UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Capital Lease Funding, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	52-2414533 (IRS employer identification no.)
110 Maiden Lane New York, New York (Address of principal executive offices)	10005 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124003

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.125% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange*

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.125% Series A Cumulative Redeemable Preferred Stock of the Registrant to be registered hereunder is contained in the section entitled “Description of Preferred Stock” and the section entitled “Description of the Series A Preferred Stock” in the Registrant’s Final Prospectus dated October 13, 2005 filed on October 17, 2005 pursuant to Rule 424(b)(5) (the “Final Prospectus”). Such portions of the Final Prospectus are hereby incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1
Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004 (Registration No. 333-110644)).

3.2	Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock of the Registrant.
3.3
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004 (Registration No. 333-110644)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Capital Lease Funding, Inc.
(Registrant)

Dated: October 17, 2005	By:	/s/ PAUL H. MCDOWELL
Paul H. McDowell
Chief Executive Officer